CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

VDC Communications, Inc.
Greenwich, Connecticut

We hereby consent to the use in the prospectus constituting a part of this Registration Statement of our report dated September 3, 1999, relating to the consolidated financial statements of VDC Communications, Inc., which is contained in that prospectus.

We also consent to the reference to us under the caption "Experts" in the prospectus.


/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP
Valhalla, New York
November 4, 1999